UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 19, 2012

P. H. Glatfelter Company

(Exact name of registrant as specified in its charter)

Pennsylvania	001-03560	23-0628360
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

96 S. George Street, Suite 520, York, Pennsylvania		17401
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 717 225 4711

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On September 19, 2012, P. H. Glatfelter (the “Company”) issued a press release announcing that it had commenced a cash tender offer for any and all of its $200 million outstanding aggregate principal amount of 7 1/8% senior notes due 2016 and a related consent solicitation. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On September 19, 2012, the Company issued a press release announcing that it intended to offer, pursuant to an exemption from registration under the Securities Act of 1933, as amended, approximately $200 million in aggregate principal amount of senior notes due 2020 (the “Notes”). A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

On September 21, 2012, the Company issued a press release announcing that it had priced its offering of Notes in an aggregate principal amount of $250 million pursuant to an exemption from registration under the Securities Act of 1933, as amended. The offering of the Notes is expected to close on October 3, 2012, subject to certain closing conditions. A copy of the press release is attached hereto as Exhibit 99.3 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

A list of exhibits furnished herewith is contained on the Exhibit Index which immediately precedes such exhibits and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

P. H. Glatfelter Company

September 24, 2012	By:	John P. Jacunski

Name: John P. Jacunski

Title: Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press release dated September 19, 2012

99.2	Press release dated September 19, 2012

99.3	Press release dated September 21, 2012